AMENDMENT TO EMPLOYMENT AGREEMENT


        THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), dated as of June 1, 1996, between First Nationwide Bank, A Federal Savings Bank (the "Company") and Carl B. Webb II (the "Executive").

        The Company presently employs the Executive pursuant to that Employment Agreement between the parties dated as of February 1, 1995 (the "Agreement"). The Company and Executive desire to amend the Agreement to respond to certain recommendations made by the Office of Thrift Supervision, which regulates and oversees the operations of the Company.

        Accordingly, the Company and the Executive agree as follows:

1.  Amendments.

Pursuant to the requirements of Section 10.5 of the Agreement, the provisions of
Section 4.3 of the Agreement are amended to add the following language to the end of such section:

        Termination for cause under the foregoing sentence shall also include the bases therefore set forth in the provisions of 12 C.F.R. Section 563.39(b)(1) or successor regulation defining termination for cause in employment agreements for employees of a savings association.

2.  No Other Amendments.

The balance of the provisions of the Agreement are not modified by this Amendment and shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                        FIRST NATIONWIDE BANK,
                                        A FEDERAL SAVINGS BANK

                                        By: /s/ GERALD J. FORD
                                            ----------------------------------
                                            Gerald J. Ford
                                            Chairman and Chief Executive Officer

                                            /s/ CARL B. WEBB II
                                            ----------------------------------
                                            Carl B. Webb II